Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members
PeriNet Technologies, LLC
12 Penns Trail, Ste. 115
Newtown, PA 18940

We have audited the accompanying balance sheet of PeriNet Technologies, LLC, (the “Company”) as of December 31, 2005, and the related statements of operations and members’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PeriNet Technologies, LLC, as of December 31, 2005, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company: had substantial losses and negative cash flow from operations in 2005 and 2004, which significantly reduced members' capital and resulted in substantial capital deficits and working capital deficit at December 31, 2005; and will require additional funding to cover substantial expected negative cash flows in 2006.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, New Jersey
November 7, 2006

PERINET TECHNOLOGIES LLC
BALANCE SHEETS

ASSETS
	June 30,	December 31,
	2006	2005
	(Unaudited)
Current Assets:
Cash and cash equivalents	$ 3,243	$ 44,486
Accounts receivable	113,360	15,000
Other receivables	36,691	-

Total Current Assets	153,294	59,486

Fixed assets, net	14,400	-
Other assets,net	3,363	457

TOTAL ASSETS	$ 171,057	$ 59,943
	=============	=============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$ 175,419	$ 53,552
Deferred revenue	-	7,106
Current portion of long term debt	78,001	12,744

Total Current Liabilities	253,420	73,402

Long Term Debt Net of Current Portion	123,488	130,053

Total Liabilities	376,908	203,455

MEMBERS' CAPITAL (DEFICIT)	(205,851)	(143,512)

TOTAL LIABILITIES AND MEMBERS' CAPITAL (DEFICIT)	$ 171,057	$ 59,943
	=============	=============

The accompanying notes are an integral part of the financial statements

PERINET TECHNOLOGIES LLC
STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT

	SIX MONTHS ENDED		YEARS ENDED
	JUNE 30,		DECEMBER 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)

REVENUES	$ 470,165	$ 316,221	$ 641,928	$ 207,688

COST OF SALES	388,119	137,714	378,788	133,431

GROSS PROFIT	82,046	178,507	263,140	74,257

OPERATING EXPENSES
Advertising and marketing expenses	52,005	93,008	107,084	82,882
General and administrative expenses	87,593	100,501	102,581	75,193

Total Operating Expenses	139,598	193,509	209,665	151,235

LOSS BEFORE OTHER (EXPENSE)	(57,552)	(15,002)	53,475	(76,978)

OTHER INCOME (EXPENSE)
Other income	16,606	10,723	-	-
Interest expense, net	(19,755)	(5,007)	(54,686)	(6,840)

Total Other Income (Expense)	(3,149)	5,716	(54,686)	(6,840)

NET LOSS	(60,701)	(9,286)	(1,211)	(83,818)
MEMBERS’ EQUITY (DEFICIT)- BEGINNING OF YEAR	(143,512)	(61,337)	(61,337)	22,481
CAPITAL CONTRIBUTIONS	56,000	-	47,850	-
Member Draw's	(57,638)	(64,000)	(128,814)	-

MEMBERS CAPITAL (DEFICIT)- END OF YEAR	(205,851)	(134,623)	(143,512)	(61,337)

The accompanying notes are an integral part of the financial statements

PERINET TECHNOLOGIES LLC
STATEMENTS OF CASH FLOWS

	Six Months	Years Ended December 31,
	Ended
	June 30, 2006	2005	2004
	(UNAUDITED)

CASH FLOW FROM OPERATING ACTIVITIES
Continuing Operations:
Net loss	$ (118,357)	$ (130,025)	$ (83,818)

Adjustments to Reconcile Net (Loss) to Net Cash
(used in) operating activities:
Depreciation	600	1,987	2,242
Amortization	98	2,883	657
Changes in assets and liabilities
Decrease in accounts receivable	(135,048)	1,781	(6,345)
Increase (Decrease) in Deferred revenue	(7,106)	7,106	-
Increase in accounts payable and accrued expenses	126,867	17,562	18,417

Total adjustments	(14,589)	31,319	14,971

Net cash(used in) operating activities	(132,946)	(98,706)	(68,847)

CASH FLOWS FROM INVESTING ACTIVITIES:
Continuing Operations:
(Increase) decrease in amounts due to related parties	-	23,815	(8,815)
Acquisition of fixed assets	(15,000)	(1,987)	(2,242)

Net cash provided by (used in) investing activities	(15,000)	21,828	(11,057)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from contributions to capital	$ 56,000	$ 47,850	$ -
Proceeds from long term debt and line of credit	56,996	155,000
Net payments from issuance of notes payable - other	(6,293)	(91,265)	(5,937)

Net cash provided by financing activities	106,703	111,585	(5,937)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(41,243)	34,707	(85,841)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	44,486	9,779	95,620

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 3,243	$ 44,486	$ 9,779

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
CASH PAID DURING THE PERIOD FOR:
Interest expense	$ (9,028)	$ (11,435)	$ (6,840)

The accompanying notes are an integral part of the financial statements

PERINET TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 1 – Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which assume that the Company will continue as a going concern, including the realization of assets and liquidation of liabilities in the ordinary course of business. However, there are factors that raise substantial doubt about the Company's ability to continue as a going concern. These factors, among others, include the Company has continued to incur substantial losses and cash flow has been sustained via members contributions and acquiring of debt. Management intends to provide the necessary development and operating capital via its merger with SoftNet Technologies as discussed in Note 5. The ability of the Company to continue as a going concern during the next year depends on the successful completion of the Company's efforts to raise capital via SoftNet and the sale of its Common Stock and the success of its synergies with SoftNet and the merger thereof. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 2 – Summary of Significant Accounting Policies

Nature of Business – PeriNet Technologies, LLC. “the Company”  provides computer security and infrastructure solutions primarily in the education and health care industries, with the majority of their clients located on the East Coast.  The Company focuses on 5 major areas, security solutions, security architect and design, security assessment, traditional architecture and Tier 3 support.

Basis of Accounting – The Company prepares its financial statements on the accrual method of accounting.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition – Consulting and assessment engagements are typically for period of less than 1 month. Consulting and assessment revenues are billed monthly as work is performed. Billings on uncompleted engagements are made on the basis of the ratio of cost incurred during the period to total estimated cost applied to the fee for the work. Unrecoverable costs, if any, are written off as billings are made. Equipment sales occur when a client requests the company to purchase equipment to implement the recommendations resulting form the consulting engagement. Clients are billed on the receipt of the equipment and the Company carries no inventory.

Accounts Receivable – The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. When amounts become uncollectible, they are charged to operations. A total of $3,504 was charged off for the year ended December 31, 2004.

Property and Equipment – Assets acquired are stated at cost. Maintenance, repairs and minor renewals are charged to operations as incurred. Depreciation is computed by an accelerated method over estimated lives of 5 years.

Software Development Costs – Development costs of the proprietary software used by the Company in its assessment and consulting activated are expensed as incurred.

Deferred Charges – Organization costs and loan fees are deferred and amortized over periods of 5 years and 7 yrs, respectively.

Income Taxes – The Company is an LLC and has elected to be taxed as a partnership for federal and state income tax purposes under this election, the members include the Company’s taxable income (or net operating loss) in their individual income tax returns. Therefore, there is no corporate tax liability and no provision is required.

Cash and Cash Equivalents – For the purpose of the statement of cash flows, cash and cash equivalents are defined as demand deposits and overnight investments at banks. The company cash balances in its banks has not been in excess of FDIC insurable limits.

NOTE 3 – Long Term Debt

On February 24, 2005, the Company borrowed $150,000 from a related party for working capital. The loan is payable in quarterly installments of $4,556, including interest of 4%, through February 2015.

Aggregate maturities of the long-term debt and current portion of long-term debt for each of the five fiscal years after December 31, 2005 and thereafter are as follows:

                2006                    $      12,744
                2007                            13,263
                2008                            13,804
                2009                            14,366
                2010                            14,952
                Thereafter                     73,668
                TOTAL              $      142,797

NOTE 4 – Commitments

The Company occupies its premises under a non cancelable year to year office service license terminating on December 31, 2006. The annual fee is variable depending on the space occupied and is subject to an escalation of 3% per year. The license is automatically renewed each year unless terminated. License expense for the years ended December 31, 2005 and 2004 was $29,528 and $20,451, respectively. The commitment for the license term commencing January 1, 2006 is $41,748.

NOTE 5 – Subsequent Events

In January, 2006, the employee loan was converted into a membership interest.

On September 29, 2006, by agreement of the members, the Company was merged into SoftNet Technology Corp.(SoftNet),  whereby PeriNet would merge with and into SoftNet.  Under the revised terms of the merger, in consideration of the payment to PeriNet of Two Hundred Ten Thousand dollars ($210,000) in cash to be paid in the following manner: (i) $100,000 the receipt and sufficiency of which is acknowledged by the Members; (ii) $55,000 on or before March 1, 2007; and (iii) $55,000 on or before May 15, 2006 (collectively, the “Cash Payout Dates”) and issuance by the Company to the individual Members of PeriNet, pro rata, on an earned out basis, of a maximum of one million four hundred and seventy thousand dollars ($1,470,000) worth of unregistered, restricted, Common Stock of the Company (“Company Shares”). PeriNet shall merge with and into the Company. The Company Shares shall come with “piggy back” registration rights so that in the event the Company files a Registration Statement at any time in the future, SoftNet will include the SoftNet Shares in such Registration Statement.  The exact number of shares due at the time of the Merger shall be determined by taking $700,000 worth of the SoftNet Shares and dividing that number by $.05 which represents the average closing price for the five trading days immediately prior to the Merger.  The exact number of shares due at the close of each calendar quarter shall be determined by taking the earned portion of the SoftNet Shares and dividing that number by the average closing price for the five trading days immediately prior to the close of the calendar quarter. The certificates representing the SoftNet Shares shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws.  The SoftNet Shares shall be validly issued and outstanding, fully paid, and non-assessable.

The SoftNet Shares shall be earned as follows: (i) $700,000 worth of SoftNet Shares at the time of the execution of this Agreement; and (ii) for each calendar quarter, beginning on the Merger Date, PeriNet shall earn $175,000 worth of SoftNet Shares if the following revenue targets are attained: Q4 2006 - $315,000; Q1 2007 – 125% of Q4 2006 actual revenue; Q2 2007 - 125% of Q1 2007 actual revenue; and Q3 2007 - 125% of Q2 2007 actual revenue.  In the event PeriNet revenue is less then the revenue target but is at least 50% of the revenue target, PeriNet shall earn 25% of the $175,000 quarterly maximum earn out.  In the event PeriNet revenue is less then the revenue target but is at least 75% of the revenue target, PeriNet shall earn 50% of the $175,000 quarterly maximum earn out.  In the event PeriNet revenue is less then the revenue target but is between 91% and 109% of the revenue target, PeriNet shall earn 100% of the $175,000 quarterly maximum earn out.  In the event that the PeriNet revenue exceeds 110% of the revenue target, PeriNet shall earn an additional $17,500 worth of SoftNet Shares for that calendar quarter in which 110% of the revenue target is exceeded.  SoftNet Shares shall be due 60 days following the close of each calendar quarter and in no event sooner than any quarterly required SEC Documents are filed.

The Merger Agreement as amended, contains a default provision. In the event PeriNet fails to attain the revenue targets for either Q4 2006 or Q1 2007 due to the fault of  the Comapny or the Company’s management (e.g. the Company is unable to fund PeriNet in such a fashion that it can maximize its revenue), PeriNet reserves the right to unwind the Merger, on or before April 15, 2007, and return to SoftNet any consideration received under the Merger Agreement as amended.